Item 30. Exhibit (h) i. k1ii

AMENDMENT TO PARTICIPATION AGREEMENT

AMENDMENT NO. 2

THIS AGREEMENT made the 1st day of November 1999, and amended on May 1, 2000, (the “Participation Agreement”), by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, an unincorporated business trust formed under the laws of Delaware (the “Trust”), GOLDMAN, SACHS & CO., a New York limited partnership (the “Distributor”), C.M. LIFE INSURANCE COMPANY, a life insurance company organized as a corporation under the laws of the State of Connecticut (hereinafter referred to as the “Company”), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement.

The parties hereby agree to amend the Participation Agreement as follows:

1.	Schedules 1, 2 and 3 of the Participation Agreement are amended to include the following variable life insurance policies:

Amendment No. 2 to Schedule 1

Effective as of April 15, 2001, the following separate accounts of the Company are hereby added to this Schedule 1 and made subject to the Agreement:

Name of Account and Subaccounts	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
C.M. Variable Life Separate Account I	February 2, 1995	811-9020	C.M. SVUL

Amendment No. 2 to Schedule 2

Effective as of April 15, 2001, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:

Policy Marketing Name	SEC 1933 Act Registration Number	Name of Supporting Account	Annuity or Life
C.M. SVUL	333-41667	P1-98	Life

[_____]	4/11/01

Amendment No. 2 to Schedule 3

Effective as of April 15, 2001, Schedules 1, 2, and 3 are hereby amended to reflect the following addition of Trust Classes and Series:

Contracts Marketing Name	Trust Classes and Series
C.M. SVUL	Capital Growth Fund

IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this Schedule 3 in accordance with Article XI of the Agreement.

/s/ Howard B. Surloff		/s/ James E. Miller
Goldman Sachs Variable Insurance Trust		C.M. Life Insurance Company
Name:	Howard B. Surloff	Name:	James E. Miller
Title:	Secretary	Title:	Executive Vice President

/s/ Peter V. Bonanno
Goldman, Sachs & Co.
Name:	Peter V. Bonanno
Title:	Vice President

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